AMENDMENT TO AN
AGREEMENT

BETWEEN
THE SHAREHOLDERS OF DUQUESNE GOLD MINES LTD,
AND
CLIFTON STAR RESOURCES INC.
AND
DUQUESNE GOLD MINES LTD.

MADE AS OF THE 11TH DAY OF JUNE, 2007

Amendment to an Agreement made as of the 11 th day of June, 2007

BETWEEN

RHONDA SMERCHANSKI, as duly appointed Legal Representative acting as agent on behalf of the shareholders of DUQUESNE GOLD MINES LTD., of 2147 Portage Avenue, in the City of Winnipeg, in the Province of Manitoba, R3J OL4;

(hereinafter referred to as the "Optionor")

OF THE FIRST PART

AND:

CLIFTON STAR RESOURCES INC., a company duly incorporated pursuant to the laws of the Province of British Columbia and having its registered office at 430-580 Hornby Street, in the City of Vancouver, in the Province of British Columbia, V6C 3B6;

(hereinafter called the "Optionee")

OF THE SECOND PART

AND:

DUQUESNE GOLD MINES LTD., a company duly incorporated pursuant to the laws of Canada, and having its registered office at 2147 Portage Avenue, in the City of Winnipeg, in the Province of Manitoba, R3J OL4;

(hereinafter called "Duquesne")

OF THE THIRD PART

WHEREAS the Parties hereto entered into an Agreement dated September 20th, 2006, and an amendment to that Agreement dated May 11 th, 2007 (hereinafter referred to as "the Agreement") which is attached as Schedule A.

AND WHEREAS there has been unforeseeable delay associated with the interpretation of the Agreement and in consideration of the Parties hereto continuing to honour it, the Agreement is amended as follows:

1.

The Optionee herein gives notice to the Optionor of their decision to exercise the option under the terms of Paragraph 4.01 (a)(ii) as of June 20th, 2007 and it is agreed that this will be the Exercise Date of the Option.

2.

The Optionor agrees to extend by 90 days (from June 20, 2007) the time allowed for the payment of $450,000 and the issuance of 10,000 shares of common stock of the Optionee, as required under the terms of Paragraph 4.01(a)(ii) in the Agreement. This extension does not change the Exercise Date of June 20th, 2007 nor does it change any other dates in the Agreement.

In Witness Whereof this Agreement has been executed by the parties hereto as of the day and year first above written.

SIGNED, SEALED AND DELIVERED by RHONDA SMERCHANSKI, in the presence of:	
Name [signature]	[signature] RHONDA SMERCHANSKI
Address 2147 Portage Ave Wpg	
Occupation Admin. Asst.	
CLIFTON STAR RESOURCES INC.	per: [signature]
	Name: William B. Schmidt
	Position: Director
	per: [signature]
	Name: Mike Marslokis
	Position: Director

SCHEDULE A TO AMENDMENT TO AN AGREEMENT AS OF THE 11TH DAY OF JUNE , 2007.

AMENDMENT TO AN
AGREEMENT

BETWEEN
THE SHAREHOLDERS OF DUQUESNE GOLD MINES LTD.
AND
CLIFTON STAR RESOURCES INC.
AND
DUQUESNE GOLD MINES LTD.
MADE AS OF THE 14th DAY OF MAY, 2007

Amendment to an Agreement made as of the 14th day of May, 2007 BETWEEN

RHONDA SMERCHANSKI, as duly appointed Legal Representative acting as agent on behalf of the shareholders of DUQUESNE GOLD MINES LTD., of 2147 Portage Avenue, in the City of Winnipeg, in the Province of Manitoba, R3J OL4;

(hereinafter referred to as the "Optionor")

OF THE FIRST PART

AND:

CLIFTON STAR RESOURCES INC., a company duly incorporated pursuant to the laws of the Province of British Columbia and having its registered office at 430-580 Hornby Street, in the City of Vancouver, in the Province of British Columbia, V6C 3B6;

(hereinafter called the "Optionee")

OF THE SECOND PART

AND:

DUQUESNE GOLD MINES LTD., a company duly incorporated pursuant to the laws of Canada, and having its registered office at 2147 Portage Avenue, in the City of Winnipeg, in the Province of Manitoba, R37 OL4;

(hereinafter called "Duquesne")

OF THE THIRD PART

WHEREAS the Parties hereto entered into an Agreement dated September 20th, 2006, (hereinafter referred to as "the Agreement") which is attached as Schedule A.

AND WHEREAS issues have arisen regarding the interpretation of said Agreement and in consideration of the Parties hereto continuing to honour it, the Agreement is amended as follows:

1.

Upon expenditure of the Exploration Expenditures on the Property pursuant to subparagraphs 4.02(a)(iii), 4.02(a)(iv), 4.02(a)(v) and 4.02(a)(vi), the Optionor shall thereafter be entitled to 5 % of the Gross Overriding Revenue from the production and sale of minerals from the Property (said entitlement hereinafter being referred to as the "GOR"). Duquesne shall pay the GOR to the Optionee within 30 days of each calendar quarter. For this purpose, gross revenue shall be calculated as if all minerals are sold at fair market value in an arm's length transaction, provided that the sale price shall be reduced for the cost of transportation from the mine site to the point of sale. The GOR shall be computed using the date of sale.

2.

The Net Smelter Return ("NSR") retained by the shareholders under the terms of the Agreement shall have priority over the aforesaid GOR, and notwithstanding paragraph 1, the GOR shall not be paid unless and until the NSR has first been paid to the shareholders for the calendar quarter involved.

In Witness Whereof this Agreement has been executed by the parties hereto as of the day and year first above written.

SIGNED, SEALED AND DELIVERED by RHONDA SMERCHANSKI, in the presence of:

Name

Address

Occupation

____
RHONDA SMERCHANSKI

CLIFTON STAR RESOURCES INC.

per: _______________________

Name: Nick Seguin

Position: President

per: _______________________

Name: W.B. Schmidt

Position: Director

SCHEDULE A to AMENDMENT TO AN AGREEMENT AS OF THE 14th DAY of MAY, 2007.

AGREEMENT

BETWEEN
THE SHAREHOLDERS OF DUQUESNE GOLD MINES LTD.
AND
CLIFTON STAR RESOURCES INC.
AND
DUQUESNE GOLD MINES LTD.

MADE AS TO THE 20TH DAY OF SEPTEMBER 2006

TABLE OF CONTENTS

Page

ARTICLE 1

REPRESENTATIONS AND WARRANTIES OF THE

OPTIONOR

2

ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF THE

OPTIONEE

5

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF

DUQUESNE

7

ARTICLE 4

PURCHASE PRICE

10

ARTICLE 5

TRANSFER OF PROPERTY, PROPERTY

REPORTING AND FILING

14

ARTICLE 6

FORCE MAJEURE

16

ARTICLE 7

COVENANTS OF THE OPTIONEE

17

ARTICLE 8

OPTIONOR'S RIGHT TO INFORMATION

20

ARTICLE 9

TERMINATION NOTICE

20

ARTICLE 10

OPTIONEES INDEMNITY

21

ARTICLE 11

ARBITRATION

22

ARTICLE 12

NOTICE

23

ARTICLE 14

ENUREMENT

23

ARTICLE 15

ADDITIONAL TERMS

23

SCHEDULE 'A' - NAMES AND SHAREHOLDINGS OF DUQUESNE GOLD MINES LTD.

SCHEDULE 'B' - MINERAL CLAIMS AND MINING CONCESSION OWNED BY DUQUESNE GOLD MINES LTD.

SCHEDULE 'C'- NET SMELTER RETURN AGREEMENT BETWEEN THE SHAREHOLDERS OF DUQUESNE GOLD MINES LTD. AND CLIFTON STAR RESOURCES INC.

THIS AGREEMENT made as of the 20th day of September, A.D. 2006

BETWEEN:

RHONDA SMERCHANSKI, as duly appointed Legal Representative of the shareholders of DUQUESNE GOLD MINES LTD., of 2147 Portage Avenue, in the City of Winnipeg, in the Province of Manitoba, R3J OL4;

(hereinafter referred to as the "Optionor")

OF THE FIRST PART

AND:

CLIFTON STAR RESOURCES INC., a company duly incorporated pursuant to the laws of the Province of British Columbia and having its registered office at 430 - 580 Hornby Street, in the City of Vancouver, in the Province of British Columbia, V6C 3B6;

(hereinafter called the "Optionee")

OF THE SECOND PART

AND:

DUQUESNE GOLD MINES LTD., a company duly incorporated pursuant to the laws of Canada, and having its registered office at 2147 Portage Avenue , in the City of Winnipeg, in the Province of Manitoba, R3J OL4 ;

(hereinafter called the "Duquesne")

OF THE THIRD PART

WHEREAS the Optionee is a reporting issuer whose common shares are listed on the TSX Venture Exchange.

AND WHEREAS the Optionor is the duly appointed Legal Representative of the shareholders of Duquesne. The names and shareholdings of the shareholders of Duquesne are set out in the list attached hereto as Schedule"A".

2

WHEREAS Duquesne is the beneficial owner of a 100% undivided interest in fifty-five (55) mineral claims and one mining concession (MC 377) situated in the Province of Quebec (hereinafter called the "Property"). A list of the said mineral claims is attached hereto as Schedule "B".

AND WHEREAS the Optionee wishes to acquire a 100% undivided interest in all of the issued shares of Duquesne.

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the payments and the premises, the mutual covenants and agreements herein contained, and subject to the receipt by the Optionee of audited statements in accordance with paragraph 3.01 (h) herein, the parties hereto have agreed and do hereby agree as follows:

REPRESENTATIONS AND WARRANTIES OF THE OPTIONOR

1.01

As of the date of this Agreement, the Optionor, as the Legal Representative of the shareholders of Duquesne represents and warrants to the Optionee that:

a)

to the best of her knowledge, information and belief, the mineral claims and patents comprising the Property have been duly and validly issued or located and recorded pursuant to the laws of Quebec and are in good standing in respect to the performance and recording of assessment work;

b)

there are, to the best of her knowledge, information and belief, no adverse claims or challenges against or to the ownership or title to the Property, and there are no outstanding agreements affecting the Property or any portion thereof;

3

(c)

Duquesne is the registered and beneficial owner of the Property as described in Schedule “B”.

(d)

Each of the shareholders is the sole beneficial owner of the shares set opposite their names on Schedule A attached hereto;

(e)

the said shares of Duquesne have been validly issued and are outstanding as fully paid and non-assessable shares in the capital of Duquesne, free and clear of all liens, claims, pledges, charges and encumbrances of any nature whatsoever;

(f)

the Optionor has full power and authority to execute and deliver this Agreement as the Legal Representative of the shareholders of Duquesne (the "remaining shareholders");

(g)

there exists no claims or litigation against the Property and to the best of her knowledge, information and belief, there are no pending claims or litigation or threats of claims or litigation against the Property;

(h)

to the best of her knowledge, information and belief there are no actions required, nor reasonably anticipated to be required, to be taken with respect to the rehabilitation or restoration of the Property;

(i)

Duquesne has full power and authority to carry on its business and to enter into this Agreement and any agreement or instrument referred to or contemplated by this Agreement and requisite corporate acts and proceedings have been taken so that it may enter into, execute, and deliver this Agreement;

4

(j)

neither the execution and delivery of this Agreement nor any of the agreements referred herein or contemplated hereby, nor the consummation of the transactions hereby contemplated conflict with, result in the breach of or accelerate the performance required by any agreement to which the Optionor and/or Duquesne is a party;

(k)

she will diligently and in good faith perform her duties and obligations under this Agreement; and

(l)

the execution and delivery of this Agreement and the agreements contemplated hereby will not violate or result in the breach of the laws of any jurisdiction applicable or pertaining thereto or of Duquesne's constating documents and constitutes a legal, valid and binding obligation of the Optionor and the remaining shareholders, enforceable against the Optionor and the remaining shareholders in accordance with its terms, except as enforcement may be limited by laws of general applications affecting the rights of creditors.

1.02

The representations and warranties of the Optionor herein before set out form a part of this Agreement and are conditions upon which the Optionee has relied in entering into this Agreement and shall survive the execution of this Agreement.

1.03

The Optionor in her personal capacity, will indemnify and save the Optionee harmless from all loss, damage, costs, actions and suits arising out of or in connection with any breach of any representation, warranty, covenant, agreement or condition made by her, and the Optionor acknowledges that the Optionee has entered into this Agreement relying on the warranties and representations and other terms and conditions of this Agreement and that no information which is now known [or which may hereafter become known} to the Optionee or its officers, directly or through professional advisors, shall limit or extinguish the right to indemnity hereunder. In addition to any other remedies it may pursue, the Optionee may deduct the amount of any such loss or damage from any amounts payable by it to the Optionor hereunder. The liability of the Optionor under this paragraph will be limited to the amounts that have been paid under the terms of this Agreement. This indemnification paragraph shall expire at the end of the first year after the Closing Date of the Agreement.

5

REPRESENTATIONS AND WARRANTIES OF THE OPTIONEE

2.01

As of the date of this Agreement, the Optionee represents and warrants to the Optionor that:

(a)

it has been duly incorporated and validly exists as a corporation in good standing under the laws of the Province of British Columbia;

(b)

it has duly obtained all corporate authorizations for the execution of this Agreement and for the performance of this Agreement by it, and the consummation of the transaction herein contemplated will not conflict with or result in any breach of any covenants or agreements contained in, or constitute a default under, or result in the creation of any encumbrance under the provisions of, the Articles or the constating documents of the Optionee or any shareholders or directors resolution, indenture, agreement or other instrument whatsoever to which the Optionee is a party or by which it is bound;

(c)

no proceedings are pending for, and the Optionee is unaware of any basis for the institution of any proceedings leading to, its dissolution or winding-up or placing it in bankruptcy or subject to any other laws governing the affairs of insolvent companies;

(d)

it has power and authority to carry on its business;

(e)

neither the execution and delivery of this Agreement nor any of the Agreements referred to herein or contemplated hereby, nor the consummation of the transactions hereby contemplated conflict with, result in the breach of or accelerate the performance required

6

by any agreement to which it is a party;

(f)

it will diligently and in good faith perform its duties and obligations under this Agreement;

(g)

the execution and delivery of this Agreement and the Agreements contemplated hereby will not violate or result in the breach of the laws of any jurisdiction applicable or pertaining thereto or of its constating documents.

(h)

there are no adverse claims or litigation in existence or pending against the Optionee that might adversely affect the Property.

2.02

The representations and warranties contained in paragraph 2.01 are provided for the exclusive benefit of the Optionor, and a breach of any one or more thereof may be waived by the Optionor in whole or in part at anytime without prejudice to their rights in respect of any other breach of the same or any other representation or warranty and the representations and warranties contained in paragraph 2.01 shall survive the execution of this Agreement.

2.03

The Optionee will indemnify and save the Optionor and Duquesne harmless from all loss, damage, costs, actions and suits arising out of or in connection with any breach of any representation, warranty, covenant, agreement or condition made by the Optionee, and the Optionor/Duquesne acknowledge that the Optionor/Duquesne has entered into this Agreement relying on the warranties and representations and other terms and conditions of this Agreement and that no information which is now known to the Optionor/Duquesne or its officers, directly or through professional advisors, shall limit or, extinguish the right to indemnity hereunder.

7

REPRESENTATIONS AND WARRANTIES OF DUQUESNE

3.01

As of the date of this Agreement, Duquesne represents and warrants to the Optionee that:

(a)

it has been duly incorporated and validly exists as a corporation in good standing under the laws of Canada and in each jurisdiction, in which it carries on business or hold assets and is up-to-date in its corporate filings with all applicable regulatory authorities;

(b)

it has duly obtained all corporate authorizations for the execution of this Agreement and for the performance of this Agreement by it, and the consummation of the transaction herein contemplated will not conflict with or result in any breach of any covenants or agreements contained in, or constitute a default under, or result in the creation of any encumbrance under the provisions of, the Articles or the constating documents of the Optionee or any shareholders or directors resolution, indenture, agreement or other instrument whatsoever to which the Optionee is a party or by which it is hound;

(c)

no proceedings are pending for, and the Optionee is unaware of any basis for the institution of any proceedings leading to, its dissolution or winding-up or placing it in bankruptcy or subject to any other laws governing the affairs of insolvent companies;

(d)

no person, firm or corporation has any agreement, option or rights, or rights capable of becoming an agreement, option or right, other than as contained in this Agreement;

(i)

to purchase any of the shares of Duquesne, or any other securities in the capital of Duquesne;

(ii)

to require Duquesne to issue and allot any of the authorized but unissued shares in the capital of Duquesne or any other securities of Duquesne;

(iii)

to require Duquesne to convert any security instrument of Duquesne or any of

8

obligation into equity securities of Duquesne;

(e)

the directors and officers of Duquesne are as follows:

Name

Position

RG. Smerchanski.

Director and President

P.B. Smerchanski

Director & Secretary-Treasurer

D.B. Smerchanski

Director

(f)

the corporate records of Duquesne, as required to be maintained by Duquesne, are accurate, complete and up-to-date in all material respects, and all material transactions of Duquesne have been properly recorded on its books or filed with its records;

(g)

Duquesne is not insolvent, bankrupt or in receivership and there are no bankruptcy proceedings threatened, pending or instituted against Duquesne;

(h)

the Duquesne Financial Statements have been prepared on a tax basis and do not include certain disclosures required by Canadian generally accepted accounting principles and subject to the foregoing, fairly represent the business, property, assets, results of operations and financial condition of Duquesne as at the date of the Duquesne Financial Statements and no adverse material changes in the affairs of Duquesne have occurred since the most recent period covered by the Duquesne Financial Statements. The Duquesne Financial Statements for the past two years will be audited and prepared in accordance with Canadian generally accepted accounting procedures, and the costs for preparing same shall be paid by the Optionee

(i)

Duquesne does not have any liability, due or accruing, contingent or absolute and is not directly or indirectly subject to any guarantee, indemnity or other contingent obligation, save as disclosed in the Duquesne Financial Statements or this Agreement, or account payable and other obligations in the ordinary course of business of Duquesne:

(j)

all tax returns and reports of Duquesne required by law to be filed prior to the date hereof have been filed and are substantially true, complete and correct, and all taxes and other government charges have been paid or accrued in the Duquesne Financial Statements;

10

(k)

no person, firm or corporation holds a general or special power of attorney to act on behalf of Duquesne;

(1)

there is no undisclosed litigation, proceeding or investigation, pending or threatened in writing against Duquesne nor do the Directors of Duquesne know of any basis for any litigation, proceeding or investigation against Duquesne;

(m)

this Agreement has been duly executed and delivered by Duquesne and constitutes a legal, valid and binding obligation of Duquesne enforceable against Duquesne in accordance with its terms except as enforcement may be limited by laws of general application affecting the rights of creditors.

3.02

The representations and warranties contained in paragraph 3.01 are provided for the exclusive benefit of the Optionee, and a breach of any one or more thereof may be waived by the Optionee in whole or in part at any time without prejudice to their rights in respect of any other breach of the same or any other representation or warranty and the representations and warranties contained in paragraph 3.01 shall survive the execution of this Agreement.

PURCHASE PRICE

4.01

The Optionor hereby grants to the Optionee the sole and exclusive right and option to acquire 100% of the issued shares of Duquesne, subject to the terms of this Agreement in consideration for the cash payments, expenditures and share issuances as described in paragraph 4.02 (a) and a three (3%) per cent Net Smelter Return Royalty as described in the Net Smelter Return Agreement attached hereto as Schedule "C". The Optionor reserves the right to sell or transfer the said NSR to a Third Party without the consent or approval of the Optionee.

11

4.02

(a)

In order to keep the right and option granted to the Optionee respecting the Property in good standing and in force and to acquire 100% of the issued shares of Duquesne, the Optionee shall do the following:

(i)

the Optionee shall pay to Duquesne a non-refundable deposit of Sixty Thousand ($60,000.00) Dollars which monies will be used to make Exploration Expenditures on the Property to satisfy the Quebec Ministry ofNatural Resources assessment work requirements. These funds will be paid on execution of this Agreement;

(ii)

on or before nine calendar months from the date of execution of this Agreement, the Optionee shall perform such due diligence as is required, shall make a decision whether or not to exercise this option and shall deliver to the Optionor written notice of that decision. The date of such notice shall be the "Exercise Date". On the Exercise Date, the Optionee shall pay to the Optionor the sum of Four Hundred Fifty Thousand ($450,000.00) Dollars and issue to the Optionor Ten Thousand (10,000) shares of the common stock (non-restricted & free trading - subject to a four month and a day hold period pursuant to securities legislation) of the Optionee.

(iii)

pay to the Optionor a further $450,000.00 and incur Exploration Expenditures on the Property of a minimum of $1,000,000.00 on or before the first anniversary of the Exercise Date;

(iv)

pay to the Optionor a further $450,000.00 and incur Exploration Expenditures on the Property of a further minimum of $1,000,000.00 on or before the second anniversary of the Exercise Date;

(v)

pay to the Optionor a further $450,000.00 and incur Exploration Expenditures

12

on the Property of a further minimum of $1,000,000.00 on or before the third anniversary of the Exercise Date;

(vi)

incur Exploration Expenditures on the Property of a further $1,000,000 on or before the fourth anniversary of the Exercise Date

(vii)

the Optionee may, at its sole option, accelerate payments and expenditures under this paragraph.

(b)

For the purposes of this Agreement, costs and expenses creditable to Exploration Expenditures shall mean those expenses acceptable to the Quebec MNR and to Revenue Canada as CEE eligible expenses. These shall include but not necessarily be limited to all costs and expenses incurred for exploration of or for the benefit of the Property, including but not limited to preparing engineering reports, costs and expenses to maintain title to the Property or to pay applicable claim renewal fees and permits, aerial and surface reconnaissance, including without limitation, assay and metallurgical analysis; and any reclamation or restoration work on the Property, any drill sites, access roads or any grounds or waters on the Property as required by any governmental agency or otherwise; salaries for employees employed in assessment work on the site (including the costs to the Optionee for fringe benefits for said employees); the charges of consultants and contractors directly incurred with respect to the Property; the costs of necessary transportation and equipment rentals and repairs, and the costs of mobilization and demobilization of personnel and equipment to the Property and return including the costs of creating and maintaining a camp on or near the Property; all fees required to maintain the Property in good standing in accordance with the laws of the Province of Quebec and other governmental authorities having jurisdiction and such other costs as are necessary to provide sustenance and shelter for personnel.

13

(c)

in the event that the Exploration Expenditures in any year exceed the minimum amount to be expended, the excess amount shall be credited to the Exploration Expenditures to be expended in the following year or years so that the amount of funds to be expended prior to the Optionee earning its interests shall not exceed $4,000,000;

(d)

during the term of this Agreement, the Optionee shall act as the Operator of the exploration work to be carried out on the Property.

(e)

all payments of money or shares made under this Paragraph shall be non-refundable.

4.03

The Optionor hereby grants to the Optionee a further option to purchase the 3% Net Smelter Return Royalty described in Schedule "C" in consideration for the sum of $1,000,000.00 for each 1/2% at any time (for a total of $6,000,000).

4.04

The Optionee shall be responsible for:

(a)

(i)

all Property maintenance expenses including but not limited to Property taxes, assessment work commitments, legal, environmental studies, insurance, bonds and closure plans and permitting;

(ii)

any expenses associated with re-opening the existing underground workings or development of other mineralized zones on the Property which work shall be done in compliance with all relevant laws; and

(iii)

funding the digitizing and summarizing of the available Radisson data. This can be used as part of its annual work expenditures as per paragraph 4.02(b) hereof but

14

should the Quebec Mines Branch not accept this work for credit, the Optionee shall perform other assessable work acceptable to the Mines Branch to its annual expenditure limit.

(iv)

keeping the Property in good standing with the Mines Department of the Government of Quebec.

(b)

while the Property is under Option by the Optionee, any bulk samples taken from the mineralized zones prior to a production decision will need approval from the management of Duquesne and the amount taken shall not exceed a cumulative total of 5,000 tons with the proceeds after recovery of processing costs to be split 50/50 between the two parties. There will be no "high grading" of ore from the Property in any bulk sample taken by the Optionee.

TRANSFER OF PROPERTY, PROPERTY REPORTING AND FILING

5.01

Upon the payment and expenditure of monies and the issue and allotment of shares, pursuant to sub-paragraph 4_02 (a)(i) through (vi) ("The Closing Date"), the Optionor shall execute all such effectual and valid transfers of the shares of Duquesne and such other documents as the Optionee or its Counsel may deem necessary to transfer to the Optionee 100% of the issued shares of Duquesne free and clear of all encumbrances save and except the Net Smelter Return Royalty Agreement attached hereto as Schedule "C" herein and shall deliver the same to the Optionee.

15

5.02

On the Closing Date, the Optionor agrees to make the following deliveries to the Optionee:

(a)

deliver all corporate records and books of account of Duquesne including, without limiting the generality of the foregoing, all minute books and accounting records;

(b)

deliver a notarized declaration of an officer or director of Duquesne, dated within three business days of the Closing Date, certifying as at that date the truth, accuracy and correctness of the representations and warranties of Duquesne contained in this Agreement;

(c)

deliver a general release executed by the directors and officers of Duquesne releasing Duquesne from any and all claims that such persons may have against Duquesne;

(d)

delivering the executed resignations of the remaining directors and officers of Duquesne;

(e)

certified directors resolutions approving this Agreement and all transactions contemplated herein;

(f)

such other documents as legal counsel for the Optionor may reasonably request in order to give effect to the transactions contemplated by this Agreement.

5.03

Optionee shall have the exclusive right at all times during the currency of this Agreement to enter in and upon the Property and to the extent that it is in its sole discretion may consider advisable to explore, examine, prospect, investigate, map, survey, diamond drill, and develop the Property or any part or parts thereof, and subject to Paragraph 4.04(b) to extract, remove and treat rock, earth, and ore and minerals therefrom and to dump and store materials (generated only from the work on the Property) and

16

materials thereon or therein all in accordance with the laws of the Province of Quebec and subject to this Agreement. In doing such exploration and development work, the Optionee may treat the Property as a group or in conjunction with adjoining claims which the Optionee may own and may explore and develop the Property by means of drilling, or by any other exploration or development method as recommended by its engineers, geologists and consultants. The Optionee shall have custody, possession and control of all drill cores during the term of this Agreement and in the event of the termination of this Agreement in accordance with Paragraph 9.01 shall deliver up to the Optionor all such drill cores, together with all assays, geological information, models, maps and reports made prepared or taken in connection with the work conducted, or to be conducted, on the Property pursuant to the terms of this Agreement. The Optionee shall have the right to do such prospecting, exploration or, development work thereon as the Optionee in its sole discretion may determine advisable; to bring upon and erect upon the Property building, and equipment as the Optionee may deem advisable and subject to Paragraph 4.04(b); to remove therefrom and dispose of reasonable quantities of ores and minerals for the purposes of obtaining assays or making other tests (up to 50 tons from each mineral claim or crown granted mineral claims) .

FORCE MAJEURE

6.01

If the Optionee is prevented from or delayed in complying with any provisions of this Agreement by reasons of strikes, labour disputes, lockouts, labour shortages, power shortages, fires, wars, acts of God, governmental regulations restricting normal operations or any other reasons or reasons beyond the control of the Optionee, the time limited for the performance of the various provisions of Agreement as set out herein shall be extended by a period of time equal in length to the period of such prevention and delay.

6.02

The Optionee, insofar as is possible shall promptly give written notice to the Optionor of

17

the particulars of the reasons for any prevention or delay under the Section and shall take all necessary steps to remove the cause of such prevention or delay and shall give written notice to the Optionor as soon as such cause ceases to exists.

COVENANTS OF THE OPTIONEE

7.01

The Optionee hereby covenants and agrees with the Optionor as follows:

(a)

that during the currency of this Agreement it will maintain the said Property in good standing and record as assessment work against the Property all work that qualified for such recording and will pay all rentals, taxes or other governmental charges which shall fall due during the period of this Option;

(b)

that it will carry out its operations on the Property in a careful, environmentally conscious, and miner-like manner and in accordance with the applicable laws and regulations of Quebec and Canada;

(c)

that it properly pay all accounts of every nature and kind for wages, supplies, Workers' Compensation Assessments, income tax deductions and all other accounts and indebtedness incurred by it so that no claim or lien arise thereon or upon the Property, the ores or minerals contained therein and it will indemnify the Optionor and save him harmless from any and all loss, costs, actions, suits, damages or claims which may be made against the Optionor in respect of the operations on the Property, provided however, that the Optionee shall have the right to contest the validity of any such lien or claim of lien;

(d)

upon the termination of this Agreement that it will leave the Property in a safe condition in accordance with applicable statutes and regulations including but not limited to environmental laws and regulations;

18

(e)

that it will at all times maintain and keep true and correct records of all production and disposition thereof and of all costs and expenditures incurred as well as all other data necessary or proper for the settlement of accounts between the parties hereto in connection with their rights and obligations under this Agreement Such records shall be open at all reasonable times upon reasonable notice for inspection by the Optionor or her duly authorized representative;

(f)

that it will indemnify and hold harmless the Optionor from and against any damage, claim or demand arising out of the Optionee's failure to comply with this paragraph;

(g)

the Optioonee shall, at its sole cost and expense, obtain and continuously maintain during the term of this Agreement, insurance coverage, placed with a reputable insurer, and in a format that is acceptable to the Optionor and Duquesne. The Optioner and Duquesne shall be added as additional insureds on these insurance policies and copies of same shall be delivered to the Optionor prior to the Optionee commencing any work upon the Property. Each insurance policy shall state that it cannot be cancelled, allowed to lapse or to be materially altered without at least thirty (30) days prior written notice to the Optionor. Each such insurance policy shall contain a waiver of all rights of subrogation by the underwriters and insurers as against the Optioner, and Duquesne, its directors, officers, employees, agents, contractors, and/or subcontractors. Such insurance to include:

(i)

Worker's Compensation covering all employees working on the Property in accordance with the statutory requirements of the Province of Quebec.

(ii)

Employeer's Liability Insurance covering each employee working on the Property with limits of not less than one million ($1,000,000) dollars per employee, per occurrence.

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(iii)

Commercial General Liability Insurance including:

-

a combined single limit of five million ($5,000,000) dollars for each occurrence or accident

-

coverage for bodily injury (up to and including death) and for injury to or destruction of property (including loss of use or occupancy) arising out of any operations on the Property.

-

coverage for contractual liability, environmental liability, tortious liability, personal injury, contractor's protective liability, products liability, completed operations liability, and occurrence basis property damage.

(iv)

Automobile Liability Insurance covering all motor vehicles, owned or non-owned, operated, used and/or hired with an inclusive bodily injury, death, and property damage limit per occurrence of not less than two million ($2,000,000) dollars.

(h)

that will allow the Optioner or any duly authorized agent or representative of the Optioner to inspect the Property upon giving the Optionee 48 hours written notice; PROVIDED HOWEVER, that it is agreed and understood that the Optionor or any such agent or representative shall not interfere with the Optionee's activities on the Property and shall be at her own risk and that the Optionee shall not be liable for any loss, damage or injury incurred by the Optionor or her agent or representative arising from its inspection of the Property, however caused;

(i)

that it will obtain all necessary environmental permits prior to commencing operations on the Property and it will be responsible for any environmental assessments, penalties, fines, and compliance with orders made by governmental bodies as a result of operations on the Property.

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OPTIONOR’S RIGHTS TO INFORMATION

8.01

The Optionee shall provide the Optionor with copies of all Engineering and Geological reports,maps and other data pertaining to the Property and any exploration or development work or examinations of said Property. The Optionor agrees that all data, reports, records,, and other information relating to the Property will be treated as confidential. The parties hereto agree that none of them shall disclose to any third party or to the public any information concerning the Property or the results of operations on the property without the express written consent of the other Party, except as are necessary to abide with the Statutes and Regulations thereunder of the Provinces of British Columbia, Manitoba, Quebec or Canada or the TSX Venture Exchange.

TERMINATION NOTICE

9.01

Until such time as the Optionee has carried out all of the terms of paragraph 4.02:

(a)

this Agreement shall be an option only and the Optionee may terminate the Agreement upon the expiration of thirty (30) days notice in writing to the Optionor, provided that the Optionee has met all outstanding obligations regarding the Property; and

21

(b)

if at any time that the payments, work schedule or terms of this Option are not adhered to (a "Default"):

(i)

the Optionor may give written notice to the Optionee of the Default (the "Default Notice"); and

(ii)

if the Optionee has not cured the Default and given notice to the Optionor of its cure of the Default within ten days of its receipt of the Default Notice, the Optionor may give written notice to the Optionee to terminate the Option (the "Termination Notice") and the Option will be terminated immediately upon the Optionee's receipt of the Termination Notice and all data (including but not limited to information on assessment work credits and environmental issues) in the Optionee's possession shall be turned over to the Optioner. AU monies and shares paid to the Optionor up to default shall be non refundable.

OPTIONEE'S INDEMNITY

10.01

The Optionee shall indemnify and save harmless the Optionor from any and all liability arising on or in relation to the Property during the term of the Agreement, unless caused by the fault of the Optionor.

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ARBITRATION

11.01

The parties agree that all questions or matters in dispute as to the interpretation or effect or any provision of this Agreement or any of the schedules attached hereto shall be finally settled by arbitration in the manner hereinafter set forth If either the Optionee or the Optionor wish to submit a matter to arbitration, then such party shall give to the other party not less than ten (10) days' prior written notice of intention to do so, which party giving notice shall nominate one arbitrator and the other shall within fifteen (15) days after receiving such notice nominate another arbitrator. The two arbitrators so nominated shall within the next thirty (30) days unanimously agree on the appointment of a third arbitrator to act with them and to be chairman of the arbitration. If either of the Optionee or the Optionor shall fail to nominate an arbitrator within fifteen (15) days after receiving notice of the nomination of the first arbitrator, the first arbitrator shall be the only arbitrator, and if two arbitrators are nominated but shall be unable to agree unanimously on the appointment of the chairman, the chairman shall be appointed under the provisions of the Arbitration Act (Manitoba). In all other respects, the arbitration shall be conducted in accordance with such Act and the chairman or, in the case whereby only one arbitrator is nominated, the single arbitrator shall fix a time and place in Winnipeg, Manitoba for the purpose of hearing evidence and representations and he shall preside over the arbitration and determine all questions of procedure not provided for under such Act. The parties agree that the award of a majority of arbitrators or, in the case of a single arbitrator of the said arbitrator shall be binding upon each of them both as to law and fact and there shall be no appeal therefrom. Judgment or any award rendered pursuant to the arbitration proceedings may be entered into any court of competent jurisdiction or application made to such court for Judicial acceptance of the award and an order of enforcement.

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NOTICE

12.01

Any notice required to be given under this Agreement shall be deemed to be well and sufficiently given if delivered or mailed by registered mail at the addresses first herein appearing and any notice given as aforesaid shall be deemed to have been delivered when delivered, or if mailed, to be delivered on the said business day after the date of mailing except in the event of postal disruption, when notice shall be delivered. Any party may, from time to time by notice in writing, change its address for the purpose of this Section.

INTERPRETATION

13.01

The terms of this Agreement shall be construed in accordance with the laws of Manitoba.

ENUREMENT

14.01

This Agreement shall enure to the benefit of and be binding upon the parties hereto, their respective heirs, executors, administrators or, successors as the case may be. This Agreement is not assignable by the Optionee without the prior written consent of the Optionor, and any transference of interest under this Agreement by the Optionee without the written consent of the Optionor will result in all payments due under this Agreement including the NSR becoming immediately due and payable to the Optionor.

ADDITIONAL TERMS

15.01

Each of the parties hereto agree to execute such further and other deeds, documents and assurances and to do such further and other acts as may be necessary to carry out the true intent and meaning this Agreement, fully and effectually.

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15.02

This Agreement shall supersede and replace any other agreement or arrangement, whether oral or written heretofore existing between the parties hereto in respect of the subject matter of this Agreement.

15.03

This Agreement may be executed in several parts in the same form and such parts as so executed shall together form one original agreement, and such parts, if more than one, shall be read together and construed as if all the signing parties hereto had executed one copy of this Agreement

15.04

Wherever the singular or masculine are used throughout this Agreement, the same shall be construed as being the plural or feminine or neuter where the context so requires.

15.05

Time is hereby expressly made of the essence with respect to the performance by the parties of their respective obligations under this Agreement.

15.06

Nothing contained in this Agreement shall cause a party to be a partner, agent or legal representative of any other party. It is intended that this Agreement shall not create the relationship of a partnership between the parties and that no act done by any party pursuant to the provisions hereof shall operate to create such a relationship.

15.07

All reference to monies hereunder are to Canadian dollars and all payments to be made

25

to any party hereunder may be made by certified cheque or bank draft mailed or delivered to such party at its address for notice purposes as provided herein, or for the account of such party at such bank or banks in Canada as such party may designate from time to time by written notice. Said bank or banks shall be deemed to be the agent of the designating party for the purpose of receiving, collecting and receipting such payment.

15.08

The headings of the Sections of this Agreement are for convenience only and do not form a part of this Agreement nor are they intended to affect the construction of anything herein contained or govern the rights and liabilities of the parties.

15.09

If any one or more of the provisions contained herein should be invalid, unenforceable or illegal in any respect the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be effected or impaired thereby.

15.10

This Agreement may not be changed orally but only by an agreement in writing, duly executed by the party or parties against which enforcement, waiver, change, modification or discharge is sought.

15.11

Words used herein importing the singular number only shall include the plural and vice versa, and words importing the masculine gender shall include the feminine and neuter genders and vice versa, and words importing persons shall include firms and corporations.

IN WITNESS WHEREOF this Agreement has been executed by the parties hereto as of the day and year first above written.

SCHEDULE "A"

To the Agreement between RHONDA SMERCHANSKI, CLIFTON STAR RESOURCES INC. AND DUQUESNE GOLD MINES LTD., as of the

day

of

, 2006.

Minority Shareholders of Duquesne

By executing this Schedule A, the undersigned shareholders of Duquesne Gold Mines Ltd. hereby severally confirm that they have read, understood and agreed to all of the terms applicable to them in the Option Agreement that is attached hereto, and they severally certify that the representations and warranties made by the Optioner regarding ownership of their shares are true, and will be true as at the Closing Date of this Agreement.

This Schedule may be signed in counterparts all of which taken together shall constitute one document.

Name	Duquesne Shares Held	Signature of Shareholder

SCHEDULE "B"

To the Agreement between RHONDA SMERCHANSKI, CLIFTON STAR RESOURCES INC. AND DUQUESNE GOLD MINES LTD., as of the

day of

, 2006.

The following are the minerals claims and mining concession described as the "Property".

DUQUESNE CLAIMS AND MINING CONCESSION

PROVINCE OF QUEBEC

Claim/Concession Name	Area (Hectares)	Renewal Date

Mining Concession 377	183.85	Annually by December 31
C001561	37.6	February 13

C004411	8.0	June 2
C004412	9.2	June 2
C004413	10.0	June 2
C004414	6.6	June 2
C004415	.2	June 2
C004416	18.4	June 2
C004417	24.4	June 2

C004421	8.6	May 17
C004422	15.2	May 17
C004423	6.8	May 17
C004424	10.0	May 17
C004425	11.8	May 17

C004441	7.1	June 12
C004442	10.6	June 12
C004443	7.5	June 12
C004444	12.0	June 12
C004445	19.7	June 12
C004446	14.7	June 12
C004451	15.6	June 12
C004452	17.3	June 12
C004453	19.9	June 12
C004454	25.3	June 12

C006431	15.4	August 28
C006432	12.6	August 28
C006433	13.9	August 28
C006434	8.1	August 28
C006435	4.5	August 28

C0013171	24.4	October 29
C0013172	24.4	October 29
C0013173	7.1	October 29
C0013174	14.4	October 29

G001611	2.0	November 20
C0013234	19.2	November 20
C0013235	24.0	November 20

C001531	13.2	January 9
C001532	12.0	January 9
C001533	12.8	January 9
C001534	16.0	January 9
C001541	16.0	January 9
C001542	15.2	January 9
C001543	11.6	January 9
C001544	14.4	January 9

C004391	12.0	May 9
C004392	15.6	May 9
C004393	17.2	May 9
C004394	18.8	May 9
C004401	21.6	May 9
C004402	20.4	May 9

C009461	2.0	July 13
C009462	4.8	July 13
C009463	22.4	July 13
C009464	.4	July 13

G001091	4.4	July 13
G001092	14.4	July 13

TOTAL	935.55

SCHEDULE "C"

To the Agreement between RHONDA SMERCHANSKI, CLIFTON STAR RESOURCES INC. AND DUQUESNE GOLD MINES LTD., as of the 20th day of September

, 2006.

THE AGREEMENT made as of the 20th day of September, 2006.

BETWEEN:

RHONDA SMERCHANSKI, as duly appointed Legal Representative of the shareholders of DUQUESNE GOLD MINES LTD., of 2147 Portage Avenue, in the City of Winnipeg, in the Province of Manitoba, R3J 0L4;

(hereinafter referred to as the "Royalty Holder")

OF THE FIRST PART

AND:

CLIFTON STAR RESOURCES INC., a company duly incorporated pursuant to the laws of the Province of British Columbia and having its registered office at 430 - 580 Hornby Street, in the City of Vancouver, in the Province of British Columbia, V6C 3B6;

(hereinafter called the "Clifton")

OF THE SECOND PART

WHEREAS pursuant to the terms of the Agreement, to which this is Schedule C (the "Option Agreement") the parties are entering into this Agreement to more particularly define and set forth the entitlement of the Royalty Holder to receive and the obligation of Clifton to pay to the Royalty Holder a royalty on the proceeds from production on the Mineral Claims.

2

NOW THEREFORE THIS AGREEMENT WITNESSES that for and in consideration of the premises and the covenants and agreements hereinafter contained, the parties hereto agree as follows:

1.

Royalty Holder shall be entitled to receive and Clifton shall pay to the Royalty Holder a 3% percent of Net Smelter Returns.

2.

"Net Smelter Returns" shall mean the actual proceeds received from any mint, smelter,

refinery or other purchaser for the sale of gold, ores, base metals, precious metals, rare earth metals, elements and any other minerals normally subject to net smelter returns or concentrates produced from the mineral claims and sold, after deducting from such proceeds the following charges to the extent that they were not deducted by the purchaser in computing payment; smelting and refining charges, penalties, smelter assay costs and umpire assay costs, costs of freight and handling of metals or concentrates from the Mineral Claims to any mint, smelter, refinery, or other purchaser marketing costs including insurance on all such metals or concentrates, customs duties or mineral taxes or the like and export and import taxes or tariffs payable in respect of said ores, metals or concentrates. But not including Clifton's income tax, property tax, ad valorem tax business tax, or similar taxes. Any charges to be conducted hereunder which are made to an associated company of Clifton must be on commercially reasonable terms or must be approved in writing by the Royalty Holder.

3.

Payments of Net Smelter Returns shall be made within 30 days after the end of each calendar quarter in which Net Smelter Returns, as determined on the basis of final adjusted invoices, are received by Clifton. All such payments shall be made in Canadian dollars.

4.

For the purposes of determining Net Smelter Returns, all receipts and disbursements in currency other than Canadian shall be converted into Canadian currency on the day of receipt or disbursement, as the case may be.

3

5.

Each payment of Net Smelter Returns shall be accompanied by a statement indicating the calculation of Net Smelter Returns paid. The Royalty Holder shall be entitled to audit, during normal business hours, such books and records as are necessary to determine the correctness of the payments.

6.

Payment of Net Smelter Returns shall be made to the Royalty Holder at such place or places in Canada as it shall advise Clifton from time to time.

7.

If metal, concentrates or ore shipped from the Claims are lost or destroyed under circumstances in which Clifton receives payment under an insurance policy, such payments will be deemed Net Smelter Returns.

8.

Clifton shall not sell, assign, transfer or in any other manner deal with the Claims or any interest therein without the purchaser, transferee or assignee acquiring the Claims or such interest therein first agreeing with the Royalty Holder in writing to be bound by the terms of this Agreement.

9.

This Agreement shall enure to the benefit of and be binding upon the parties hereto and their heirs, executors, administrators, successors and assigns

4

1 0.

If, on the fourth anniversary of the Exercise Date described in the Option Agreement, the

Option has been exercised and there is no pre-feasibility study on the Property, Clifton shall pay out to the Royalty Holder $1,000,000 as a purchase price for 1/2% NSR that is available for sale to Clifton as per paragraph 4.03 of the Option Agreement. For each year thereafter that there is no pre-feasibility study on the Property, Clifton shall pay the shareholders of Royalty Holder $1,000,000 representing 1/2% NSR until either the pre-feasibility study is completed or the 3% NSR becomes fully purchased.

11.

If, on the eighth anniversary of the Exercise Date, the Option has been exercised and there is no feasibility study on the Property, Clifton shall pay out to the Royalty holder $1,000,000 as a purchase price for 1/2% NSR that is available for sale to Clifton as per paragraph 4.03 of the Option Agreement. For each year thereafter that there is no feasibility study on the Property, Clifton shall pay the shareholders of the royalty Holder $1,000,000 representing 1/2% NSR until either the feasibility study is completed or the 3% NSR becomes fully purchased.

12.

If, on the tenth anniversary of the Exercise Date, the Option has been exercised and the Property has not been put into production, Clifton shall pay out to the Royalty holder $1,000,000 as a purchase price for 1/2% NSR that is available for sale to Clifton as per paragraph 4.03 of the Option Agreement. For each year thereafter that the Property is not in production, Clifton shall pay the holders of the Royalty Holder $1,000,000 representing 1/2% NSR until either the Property is put into prochiction, or the 3% NSR becomes fully purchased.

5